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                                                                  EXHIBIT (M)(2)

                                  SCHEDULE "A"

                     DISTRIBUTION AND SERVICES PLAN (12b-1)
                                OF ABN AMRO FUNDS

Below are listed to the Trust's separate series of shares under which this Distribution and Services Plan is to be performed as of the date hereof.

                  ABN AMRO FUNDS

            ABN AMRO Growth Fund
            ABN AMRO Value Fund
            ABN AMRO Small Cap Fund
            ABN AMRO Real Estate Fund
            ABN AMRO Asian Tigers Fund
            ABN AMRO Europe Equity Growth Fund
            ABN AMRO International Equity Fund
            ABN AMRO Latin America Equity Fund
            ABN AMRO Government Money Market Fund
            ABN AMRO Money Market Fund
            ABN AMRO Tax-Exempt Money Market Fund
            ABN AMRO Treasury Money Market Fund
            ABN AMRO/Veredus Select Growth Fund

This Schedule "A" may be amended from time to time upon approval of the Board of Trustees of the Trust including a majority of the disinterested Trustees and, if required, by vote of a majority of the outstanding shares of beneficial interest affected.


 As of  June 21, 2001
As Amended: December 20, 2001






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